ALLEGION REPORTS FOURTH-QUARTER, FULL-YEAR 2017 FINANCIAL RESULTS,
PROVIDES 2018 OUTLOOK

▪
Fourth-quarter 2017 earnings per share (EPS) of $0.10, compared with 2016 EPS of $0.77; 2017 adjusted EPS of $1.11, compared with 2016 adjusted EPS of $0.81; Reported EPS for fourth-quarter 2017 includes a $53.5 million charge or $0.56 per share related to U.S. tax reform, as well as a $43.2 million charge or $0.40 per share related to debt refinancing costs; Reported and adjusted EPS for fourth-quarter 2016 include a $15 million or $0.10 per share environmental remediation charge

▪	Fourth-quarter 2017 revenue of $623 million, up 9.4 percent compared to 2016 and up 6.1 percent on an organic basis

▪	Full-year 2017 EPS of $2.85, compared with 2016 EPS of $2.36; 2017 adjusted EPS of $3.96, up 18.6 percent compared with 2016 adjusted EPS of $3.34

▪	Full-year 2017 revenue of $2.41 billion, up 7.6 percent compared to 2016 and up 5.7 percent on an organic basis

▪	Full-year 2017 available cash flow was down $37.1 million to $297.9 million, inclusive of a previously announced $50 million discretionary pension funding payment made in the first quarter

▪
Full-year 2018 reported revenue growth is forecasted to be up 10.5 to 11.5 percent, with organic revenue growth projected to be up 4 to 5 percent; Full-year 2018 EPS guidance of $4.20 to $4.35 and $4.35 to $4.50 on an adjusted basis

DUBLIN (Feb. 20, 2018) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported fourth-quarter 2017 net revenues of $623 million and net earnings of $9.6 million, or $0.10 per share. Excluding charges related to restructuring, acquisitions, tax reform and debt refinancing costs, adjusted net earnings were $106.1 million or $1.11 per share, up 37 percent when compared with fourth-quarter 2016 adjusted EPS of $0.81. Reported net earnings for fourth-quarter 2017 include a $53.5 million charge or $0.56 per share related to U.S. tax reform, as well as a $43.2 million charge or $0.40 per share related to debt refinancing costs. Reported and adjusted net earnings for fourth-quarter 2016 include a $15 million charge or $0.10 per share environmental remediation charge.

Fourth-quarter 2017 net revenues increased 9.4 percent, when compared to the prior year period (up 6.1 percent on an organic basis). Reported revenues reflect strong organic growth as well as benefits from foreign currency and acquisitions. The organic growth was driven by strong performance across all regions.

The Americas segment revenues increased 6.4 percent (up 4.8 percent on an organic basis). The region had solid growth in mechanical products and continued strength in electronic product categories in the fourth quarter of 2017. The organic growth was driven by mid-single digit growth in both non-residential and residential markets. Price realization continued to be strong.

The EMEIA segment revenues increased 16.5 percent (up 7.7 percent on an organic basis), reflecting solid growth across most business units and geographies. Pricing was positive in the quarter, contributing to the organic growth. Total revenue growth was supported by favorable currency impacts.

The Asia-Pacific segment revenues increased 19.1 percent (up 16.4 percent on an organic basis). Organic revenue growth was driven primarily by volume across most businesses and geographies. Favorable currency contributed to total revenue growth.

Fourth-quarter 2017 operating margin was 20.7 percent, compared with 17.1 percent in 2016. The adjusted operating margin in fourth-quarter 2017 was 21.7 percent, compared with 17.9 percent in 2016. Both reported and adjusted operating margin for fourth-quarter 2016 included a $15 million or 260-basis-point environmental remediation charge. Operating margins expanded - both including and excluding the environmental charge from the previous year - with the operational improvement reflecting good leverage on incremental volume combined with productivity, which more than offset inflation and incremental investments.

“Allegion's fourth-quarter results capped off a very strong year of solid performance in all regions, both on the top-line growth and operating performance,” said David D. Petratis, Allegion chairman, president and CEO. “With projected favorable market trends and continued execution of our growth initiatives, we are poised for further success in 2018. Additionally, our recently announced accretive acquisitions demonstrate our commitment to deploy capital to drive shareholder value.”

Full-year Results
Full-year 2017 net revenues of $2.41 billion increased 7.6 percent, when compared to the prior year period (up 5.7 percent on an organic basis). Reported revenues had positive organic growth along with contributions from acquisitions and favorable currency. The organic growth reflects the continued execution of the company’s channel initiatives and the introduction of new products, as well as strong growth in the electronics portfolio.

Full-year 2017 operating margin was 20.3 percent, compared with 19 percent in 2016. The adjusted operating margin for full-year 2017 was 21 percent, compared with 19.6 percent in 2016 - an increase of 140 basis points. Both reported and adjusted operating margin for 2016 included a 70-basis-point reduction from a $15 million environmental remediation charge. All regions expanded adjusted operating margins in 2017, both including and excluding the impact from the prior year environmental charge. The adjusted operating margin improvement reflects strong leverage on incremental volume, favorable pricing and productivity. These benefits more than offset inflation and incremental investments.

Full-year 2017 net earnings were $273.3 million or $2.85 per share, compared to $229.1 million or $2.36 per share for the prior year. Full-year 2017 adjusted net earnings were $380 million or $3.96 per share, compared to $323.9 million or $3.34 per share for the prior year - an increase of 18.6 percent. Reported EPS for 2017 includes a $53.5 million charge or $0.56 per share related to U.S. tax reform, as well as a $44.7 million charge or $0.41 per share related to debt refinancing costs. Both reported and adjusted EPS for the prior year include a $15 million or $0.10 per share environmental remediation charge. Reported EPS for the prior year includes an $84.4 million or $0.87 per share impairment charge related to the previously divested system integration business located in China. Adjusted net earnings and adjusted EPS were better than prior year due to strong organic revenue growth, operating margin improvements and a lower adjusted effective tax rate that offset lower other income.

“Allegion’s full-year results again reflect solid performance in revenue, operating margins and EPS,” said Petratis. “In 2017, we continued making good progress on channel initiatives, sales of electronic products and increasing our vitality index by delivering new and innovative products, all while maintaining our exceptional safety record.”

Additional Items
Interest expense for fourth-quarter 2017 was $56 million, up from $15.9 million for fourth-quarter 2016. The fourth-quarter 2017 included a charge of $43.2 million related to debt refinancing costs.

Other income net for fourth-quarter 2017 was $5 million. Other income net for fourth-quarter 2016 was $1.2 million.

The company's effective tax rate for fourth-quarter 2017 was 84.5 percent, compared with 9.1 percent in 2016. The fourth-quarter 2017 included a charge of $53.5 million related to U.S. tax reform. The company’s adjusted effective tax rate for fourth-quarter 2017 was 14.9 percent. The adjusted effective tax rate for fourth-quarter 2016 was 9.6 percent.

Cash Flow and Liquidity
Available cash flow for 2017 was $297.9 million, a decrease of $37.1 million versus the prior year. The year-over-year decrease in available cash flow is driven by a $50 million discretionary pension payment made earlier in the year offset by an increase in net earnings.

The company ended 2017 with cash of $466.2 million and total debt of $1,477.3 million.

Dividends
As previously announced, Allegion's board of directors declared a quarterly dividend of $0.21 per ordinary share of the company, an increase of 31 percent over the prior dividend. The dividend is payable March 29, 2018, to shareholders of record on March 15, 2018.

Acquisitions
In January 2018, the company completed the acquisition of Technical Glass Products (TGP). TGP is a leading U.S. manufacturer of advanced fire-rated entrance and curtain walls for institutions and non-residential buildings. TGP generated approximately $80 million in net sales in 2017.

In February 2018, the company completed the acquisition of Qatar Metal Industries (QMI). QMI is one of the Middle East’s largest manufacturers of commercial steel and wood doors and frames. QMI generated approximately $25 million in net sales in 2017.

Also in February 2018, the company announced that it has agreed to acquire Aurora Systems, Inc. (AD Systems). AD Systems designs and manufactures high-performance interior and healthcare door systems, specializing in sliding and acoustic solutions. The acquisition is expected to close in the first quarter of this year, subject to customary closing conditions. AD Systems generated approximately $18 million in net sales in 2017.

2018 Outlook
The company expects full-year 2018 revenues to increase 10.5 to 11.5 percent, as organic growth, acquisitions and favorable currency contribute to growth. Full-year 2018 organic revenues, which exclude currency and acquisitions, are forecasted to increase in the range of 4 to 5 percent, when compared to 2017.

Petratis added, “In the Americas, we anticipate solid non-residential and residential growth as markets in both segments and the underlying verticals continue to expand. We expect the electromechanical products to continue to outpace mechanical. In EMEIA, we see positive trends in our core markets. In Asia Pacific, we anticipate robust growth, with particularly strong growth in our China business.”

Full-year 2018 reported EPS is expected to be in the range of $4.20 to $4.35 or $4.35 to $4.50 on an adjusted basis. This reflects an increase of 9.8 to 13.6 percent versus adjusted 2017 EPS. The outlook includes incremental investment of $0.10 per share; assumes a full-year effective tax rate of approximately 16 percent; and assumes an average diluted share count for the full year of approximately 96 million shares.

The company is targeting available cash flow of approximately $380 to $400 million.

Conference Call Information
On Tuesday, Feb. 20, 2018, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and CFO, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at http://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in safety and security, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion produces a range of solutions for homes, businesses, schools and other institutions. Allegion is a $2.4 billion company, with products sold in almost 130 countries.
For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's 2018 financial performance, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies and the performance of the markets in which the company operates. These forward-looking statements are based on the company's current available information and its current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business are included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2016, Form 10-Qs for the quarters ended March 31, 2017, June 30, 2017, and Sept. 30, 2017, and in its other SEC filings. The company assumes no obligations to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016

Net revenues	$623.0	$569.7	$2,408.2	$2,238.0
Cost of goods sold	348.0	331.6	1,337.5	1,252.7
Gross profit	275.0	238.1	1,070.7	985.3

Selling and administrative expenses	145.8	140.9	582.5	559.8
Operating income	129.2	97.2	488.2	425.5

Interest expense	56.0	15.9	105.7	64.3
Loss on divestitures	—	—	—	84.4
Other income, net	(5.0)	(1.2)	(13.2)	(18.2)
Earnings before income taxes	78.2	82.5	395.7	295.0

Provision for income taxes	66.1	7.5	119.0	63.8
Net earnings	12.1	75.0	276.7	231.2

Less: Net earnings attributable
to noncontrolling interests	2.5	0.2	3.4	2.1

Net earnings attributable to Allegion plc	$9.6	$74.8	$273.3	$229.1

Basic earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$0.10	$0.78	$2.87	$2.39

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$0.10	$0.77	$2.85	$2.36

Shares outstanding - basic	95.1	95.6	95.1	95.8
Shares outstanding - diluted	95.9	96.6	96.0	96.9

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$466.2	$312.4
Accounts and notes receivables, net	296.6	260.0
Inventory	239.8	220.6
Other current assets	30.1	36.3
Total current assets	1,032.7	829.3
Property, plant and equipment, net	252.2	226.6
Goodwill	761.2	716.8
Intangible assets, net	394.3	357.4
Other noncurrent assets	101.6	117.3
Total assets	$2,542.0	$2,247.4

LIABILITIES AND EQUITY
Accounts payable	$188.3	$179.9
Accrued expenses and other current liabilities	237.5	201.5
Short-term borrowings and current maturities
of long-term debt	35.0	48.2
Total current liabilities	460.8	429.6
Long-term debt	1,442.3	1,415.6
Other noncurrent liabilities	233.4	285.8
Equity	405.5	116.4
Total liabilities and equity	$2,542.0	$2,247.4

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Year Ended December 31,
	2017	2016
Operating Activities
Net earnings	$276.7	$231.2
Depreciation and amortization	66.9	66.9
Discretionary pension plan contribution	(50.0)	—
Changes in assets and liabilities and other non-cash items	53.6	79.4
Net cash from operating activities	347.2	377.5

Investing Activities
Capital expenditures	(49.3)	(42.5)
Acquisition of and equity investments in businesses, net of cash acquired	(20.8)	(31.4)
Other investing activities, net	19.9	9.9
Net cash used in investing activities	(50.2)	(64.0)

Financing Activities
Net debt proceeds (repayments)	10.1	(64.4)
Debt issuance costs	(9.5)	(0.3)
Dividends paid to ordinary shareholders	(60.9)	(46.0)
Repurchase of ordinary shares	(60.0)	(85.1)
Redemption premium	(33.2)	—
Other financing activities, net	2.6	(0.2)
Net cash used in financing activities	(150.9)	(196.0)

Effect of exchange rate changes on cash and cash equivalents	7.7	(4.8)
Net increase in cash and cash equivalents	153.8	112.7
Cash and cash equivalents - beginning of period	312.4	199.7
Cash and cash equivalents - end of period	$466.2	$312.4

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net revenues
Americas	$436.1	$410.0	$1,767.5	$1,645.7
EMEIA	150.8	129.4	523.5	485.9
Asia Pacific	36.1	30.3	117.2	106.4
Total net revenues	$623.0	$569.7	$2,408.2	$2,238.0

Operating income (loss)
Americas	$123.6	$96.4	$503.3	$448.1
EMEIA	20.7	15.6	45.2	35.9
Asia Pacific	4.4	2.3	9.5	6.1
Corporate unallocated	(19.5)	(17.1)	(69.8)	(64.6)
Total operating income	$129.2	$97.2	$488.2	$425.5

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings, diluted earnings per share (EPS), on both a U.S. GAAP basis and on an adjusted basis, organic revenue growth on a U.S. GAAP basis, and also presents adjusted EBITDA and adjusted EBITDA margin. The Company presents these measures because management believes they provide useful perspective of the Company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:

•
Adjustments to revenue, operating income, operating margin, net earnings, EPS, and EBITDA include items such as goodwill impairment charges, restructuring charges, asset impairments, merger and acquisitions costs, and charges related to the divestiture of businesses

•	Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects

•	Available cash flow is defined as U.S. GAAP net cash operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(in millions, except per share data)

	Three Months Ended December 31, 2017				Three Months Ended December 31, 2016
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$623.0	$—		$623.0	$569.7	$—		$569.7

Operating income	129.2	6.2	(1)	135.4	97.2	4.8	(1)	102.0
Operating margin	20.7%			21.7%	17.1%			17.9%

Earnings before income taxes	78.2	49.4	(2)	127.6	82.5	4.8	(2)	87.3
Provision for income taxes	66.1	(47.1)	(3)	19.0	7.5	0.9	(3)	8.4
Effective income tax rate	84.5%	(95.3)%		14.9%	9.1%	18.8%		9.6%
Net earnings	12.1	96.5		108.6	75.0	3.9		78.9

Non-controlling interest	2.5	—		2.5	0.2	—		0.2

Net earnings attributable to Allegion plc	$9.6	$96.5		$106.1	$74.8	$3.9		$78.7

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$0.10	$1.01		$1.11	$0.77	$0.04		$0.81

(1)
Adjustments to operating income for the three months ended December 31, 2017 consist of $6.2 million of restructuring charges and merger and acquisition expenses. Adjustments to operating income for the three months ended December 31, 2016 consist of $4.8 million of restructuring charges, merger and acquisition expenses and other costs.

(2)
Adjustments to earnings before income taxes for the three months ended December 31, 2017 consist of the adjustments to operating income discussed above and $43.2 million of charges related to the redemption of it's 2021 and 2023 Senior Notes and issuance of it's 2024 and 2027 Senior Notes. Adjustments to earnings before income taxes for the three months ended December 31, 2016 consist of the adjustment to operating income discussed above.

(3)
Adjustments to the provision for income taxes for the three months ended December 31, 2017 consist of $6.4 million of tax benefit related to the excluded items within earnings before income taxes and $53.5 million of tax expense related to US Tax Reform discussed above. Adjustments to the provision for income taxes for the three months ended December 31, 2016 consist of $0.9 million of tax expense related to the excluded items discussed above.

	Year ended December 31, 2017				Year ended December 31, 2016
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$2,408.2	$—		$2,408.2	$2,238.0	$—		$2,238.0

Operating income	488.2	18.5	(1)	506.7	425.5	13.5	(1)	439.0
Operating margin	20.3%			21.0%	19.0%			19.6%

Earnings before income taxes	395.7	63.2	(2)	458.9	295.0	97.9	(2)	392.9
Provision for income taxes	119.0	(43.5)	(3)	75.5	63.8	3.1	(3)	66.9
Effective income tax rate	30.1%	(68.8)%		16.5%	21.6%	3.2%		17.0%
Net earnings	276.7	106.7		383.4	231.2	94.8		326.0

Non-controlling interest	3.4	—		3.4	2.1	—		2.1

Net earnings attributable to Allegion plc	$273.3	$106.7		$380.0	$229.1	$94.8		$323.9

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$2.85	$1.11		$3.96	$2.36	$0.98		$3.34

(1)
Adjustments to operating income for the year ended December 31, 2017 consist of $18.5 million of restructuring charges and merger and acquisition expenses. Adjustments to operating income for the year ended December 31, 2016 consist of $13.5 million of restructuring charges and merger and acquisition expenses.

(2)
Adjustments to earnings before taxes for the year ended December 31, 2017 consist of the adjustments to operating income discussed above and $44.7 million of charges related to the refinance of the Company's Credit Facility, redemption of it's 2021 and 2023 Senior Notes, and issuance of it's 2024 and 2027 Senior Notes. Adjustments to earnings before taxes for the year ended December 31, 2016 consist of the adjustments to operating income discussed above and $84.4 million of losses related to the divestiture of the Company's systems integration business in China.

(3)
Adjustments to the provision for income taxes for the year ended December 31, 2017 consist of $10.0 million of tax benefit related to the excluded items within earnings before income taxes and $53.5 million of tax expense related to US Tax Reform. Adjustments to the provision for income taxes for the year ended December 31, 2016 consist of $3.1 million of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(in millions)

	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$436.1		$410.0

Operating income (GAAP)	$123.6	28.3%	$96.4	23.5%
Restructuring charges	0.3	0.1%	0.3	0.1%
Adjusted operating income	123.9	28.4%	96.7	23.6%
Depreciation and amortization	6.8	1.6%	6.6	1.6%
Adjusted EBITDA	$130.7	30.0%	$103.3	25.2%

EMEIA
Net revenues (GAAP)	$150.8		$129.4

Operating income (GAAP)	$20.7	13.7%	$15.6	12.1%
Restructuring charges	3.7	2.5%	4.0	3.1%
Merger and acquisition costs	0.4	0.2%	0.3	0.2%
Adjusted operating income	24.8	16.4%	19.9	15.4%
Depreciation and amortization	7.7	5.1%	6.5	5.0%
Adjusted EBITDA	$32.5	21.5%	$26.4	20.4%

Asia Pacific
Net revenues (GAAP)	$36.1		$30.3

Operating income (GAAP)	$4.4	12.2%	$2.3	7.6%
Merger and acquisition costs	0.3	0.8%	—	—%
Adjusted operating income	4.7	13.0%	2.3	7.6%
Depreciation and amortization	0.7	1.9%	0.6	2.0%
Adjusted EBITDA	$5.4	14.9%	$2.9	9.6%

Corporate
Operating loss (GAAP)	$(19.5)		$(17.1)
Merger and acquisition costs	1.5		0.2
Adjusted operating loss	(18.0)		(16.9)
Depreciation and amortization	1.0		1.1
Adjusted EBITDA	$(17.0)		$(15.8)

Total
Adjusted net revenues	$623.0		$569.7

Adjusted operating income	135.4	21.7%	102.0	17.9%
Depreciation and amortization	16.2	2.6%	14.8	2.6%
Adjusted EBITDA	$151.6	24.3%	$116.8	20.5%

	Year ended December 31, 2017		Year ended December 31, 2016
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$1,767.5		$1,645.7

Operating income (GAAP)	$503.3	28.5%	$448.1	27.2%
Restructuring charges	5.7	0.3%	2.3	0.1%
Merger and acquisition costs	0.3	—%	0.1	—%
Adjusted operating income	509.3	28.8%	450.5	27.3%
Depreciation and amortization	26.4	1.5%	26.4	1.6%
Adjusted EBITDA	$535.7	30.3%	$476.9	28.9%

EMEIA
Net revenues (GAAP)	$523.5		$485.9

Operating income (GAAP)	$45.2	8.6%	$35.9	7.4%
Restructuring charges	7.6	1.5%	8.2	1.7%
Merger and acquisition costs	0.4	0.1%	0.8	0.2%
Adjusted operating income	53.2	10.2%	44.9	9.3%
Depreciation and amortization	28.6	5.5%	27.6	5.7%
Adjusted EBITDA	$81.8	15.7%	$72.5	15.0%

Asia Pacific
Net revenues (GAAP)	$117.2		$106.4

Operating income (loss) (GAAP)	$9.5	8.1%	$6.1	5.7%
Restructuring charges	—	—%	0.3	0.3%
Merger and acquisition costs	0.3	0.3%	—	—%
Adjusted operating income (loss)	9.8	8.4%	6.4	6.0%
Depreciation and amortization	2.5	2.1%	2.4	2.3%
Adjusted EBITDA	$12.3	10.5%	$8.8	8.3%

Corporate
Operating loss (GAAP)	$(69.8)		$(64.6)
Merger and acquisition costs	3.6		1.8
Restructuring charges	0.6		—
Adjusted operating loss	(65.6)		(62.8)
Depreciation and amortization	4.1		5.0
Adjusted EBITDA	$(61.5)		$(57.8)

Total
Adjusted net revenues	$2,408.2		$2,238.0

Adjusted operating income	506.7	21.0%	439.0	19.6%
Depreciation and amortization	61.6	2.6%	61.4	2.8%
Adjusted EBITDA	$568.3	23.6%	$500.4	22.4%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA

(in millions)

	Year ended December 31,
	2017	2016

Net cash from operating activities	$347.2	$377.5
Capital expenditures	(49.3)	(42.5)
Available cash flow	$297.9	$335.0

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Net earnings (GAAP)	$12.1	$75.0	$276.7	$231.2
Provision for income taxes	66.1	7.5	119.0	63.8
Interest expense	56.0	15.9	105.7	64.3
Depreciation and amortization	16.2	14.8	61.6	61.4
EBITDA	150.4	113.2	563.0	420.7

Other income, net	(5.0)	(1.2)	(13.2)	(18.2)
Loss on divestitures	—	—	—	84.4
Merger and acquisition costs, restructuring charges,
and other charges	6.2	4.8	18.5	13.5
Adjusted EBITDA	$151.6	$116.8	$568.3	$500.4

ALLEGION PLC					SCHEDULE 5
RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Americas
Revenue growth (GAAP)	6.4%	7.0%	7.4%	5.6%
Acquisitions and Divestitures	(1.3)%	—%	(1.4)%	0.6%
Currency translation effects	(0.3)%	—%	(0.2)%	0.3%
Organic growth (non-GAAP)	4.8%	7.0%	5.8%	6.5%

EMEIA
Revenue growth (GAAP)	16.5%	0.2%	7.7%	25.8%
Acquisitions and Divestitures	—%	(1.7)%	(1.6)%	(25.4)%
Currency translation effects	(8.8)%	2.9%	(1.4)%	1.8%
Organic growth (non-GAAP)	7.7%	1.4%	4.7%	2.2%

Asia Pacific
Revenue growth (GAAP)	19.1%	(8.5)%	10.2%	(13.8)%
Acquisitions and Divestitures	—%	7.8%	(0.7)%	19.7%
Currency translation effects	(2.7)%	—%	(1.8)%	1.6%
Organic growth (non-GAAP)	16.4%	(0.7)%	7.7%	7.5%

Total
Revenue growth (GAAP)	9.4%	4.4%	7.6%	8.2%
Acquisitions and Divestitures	(0.9)%	0.1%	(1.4)%	(3.0)%
Currency translation effects	(2.4)%	0.7%	(0.5)%	0.6%
Organic growth (non-GAAP)	6.1%	5.2%	5.7%	5.8%

ALLEGION PLC	SCHEDULE 6

RECONCILIATION OF TRENDED GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH

(in millions)

	Year ended	Year ended	Year ended
	December 31, 2015	December 31, 2016	December 31, 2017
Revenue growth (GAAP)	(2.4)%	8.2%	7.6%
Acquisitions and Divestitures	1.0%	(3.0)%	(1.4)%
Currency translation effects	6.8%	0.6%	(0.5)%
Organic growth (non-GAAP)	5.4%	5.8%	5.7%

ALLEGION PLC	SCHEDULE 7

RECONCILIATION OF TRENDED GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

(in millions)

	Year Ended December 31, 2014		Year Ended December 31, 2015		Year Ended December 31, 2016		Year Ended December 31, 2017
	As Reported	Margin	As Reported	Margin	As Reported	Margin	As Reported	Margin
Operating income (GAAP)	$326.3	15.4%	$358.6	17.3%	$425.5	19.0%	$488.2	20.3%
Adjustments (1)	69.7	3.3%	38.1	1.9%	13.5	0.6%	18.5	0.7%
Adjusted operating income (non-GAAP)	$396.0	18.7%	$396.7	19.2%	$439.0	19.6%	$506.7	21.0%

(1) Adjustments to operating income and operating margin include items such as goodwill impairment charges, restructuring charges, asset impairments, merger and acquisitions costs, and charges related to the divestiture of businesses.